UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

 CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 18, 2020

 U.S. PHYSICAL THERAPY, INC.
(Exact name of registrant as specified in its charter)

Nevada	1-11151	76-0364866
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1300 West Sam Houston Parkway South, Suite 300, Houston, Texas	77042
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (713) 297-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value	USPH	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth compan	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
◻

Item  1.01     Entry into a Material Definitive Agreement.
Employment Agreement of Carey Hendrickson

On September 18, 2020, in connection with his appointment as Chief Financial Officer of U.S. Physical Therapy, Inc. (the “Company”) effective as of November 9, 2020, as described under Item 5.02 below, the Company entered into an Employment Agreement with Mr. Hendrickson to serve as the Company’s Chief Financial Officer commencing on November 9, 2020.  Mr. Hendrickson is entitled to receive an annual base salary of $450,000 and additional bonuses based on achievement of certain goals and objectives at the discretion of the Compensation Committee of the Company’s Board of Directors (the “Board”).  Mr. Hendrickson’s salary is subject to increase at the discretion of the Board. In connection with the execution of the Employment Agreement and upon commencement of employment with the Company, Mr. Hendrickson also shall receive an initial grant of shares of the Company’s common stock having a market value on the date of the grant of approximately $400,000, and vesting in equal quarterly installments over a four year period.

Mr. Hendrickson also is entitled to certain severance and other financial benefits in the event of the termination of his employment under certain circumstances, as well as being entitled to certain change in control benefits. For the specific terms and conditions regarding these benefits, reference is made to the Employment Agreement which is filed with this Current Report on Form 8-K as Exhibit 10.1.

The foregoing descriptions of the Employment Agreement are qualified in their entirety by reference to the full text of the Employment Agreement which is filed with this Current Report on Form 8-K as Exhibit 10.1.

Consulting Agreement with Lawrance McAfee

In connection with his retirement from his role as Chief Financial Officer of the Company effective as of November 9, 2020 as described below under Item 5.02, Lawrance McAfee entered into a consulting agreement with the Company, effective as of December 9, 2020, for certain transition services to assist the Company as needed from time to time. The agreement is for a six month term. Mr. McAfee will be paid an hourly rate for services provided pursuant to the Consulting Agreement. He is also entitled to reimbursement for reasonable expenses incurred in the performance of his services.

The foregoing description of the consulting agreement is qualified in its entirety by reference to the full text of the consulting agreement which is filed with this Current Report on Form 8-K as Exhibit 10.2.

Item 1.02 Termination of a Material Definitive Agreement.

As described below under Item 5.02, the employment agreement of Lawrance McAfee with the Company dated as of May 21, 2019, as amended, will be terminated as of November 9, 2020 in connection his retirement as Chief Financial Officer of the Company. Mr. McAfee will continued to be employed by the Company, and paid his regular salary, through December 8, 2020.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On September 22, 2020, the Company announced that Lawrance McAfee, Executive Vice President and Chief Financial Officer of the Company, will retire from his positions as Executive Vice President and Chief Financial Officer effective as of November 9, 2020. Mr. McAfee will remain employed and on the Board until the conclusion of the Board meeting to be held on December 8, 2020, after which time he will also resign from the Board.  The Company also announced that Carey Hendrickson will succeed Mr. McAfee as Chief Financial Officer, effective as of November 9, 2020.  Mr. McAfee’s employment agreement with the Company dated as of May 21, 2019, as amended, will terminate effective as November 9, 2020. Mr. McAfee has entered into a Consulting Agreement with the Company, to be effective as of his termination of employment and resignation from the Board on December 8, 2020.

Carey P. Hendrickson, age 58, has served as the Chief Financial Officer of Capital Senior Living Corporation (NYSE:CSU), one of the nation’s largest operators of independent living, assisted living and memory care communities for senior adults, since May 2014.  From 2010 through 2014, he served as the Senior Vice President/Chief Financial Officer and Treasurer of Belo Corp. (NYSE:ACH), a television company that owned and operated network-affiliated television stations and their associated websites (“Belo”). Prior to serving in such capacity, Mr. Hendrickson served Belo in various roles including Senior Vice President/Chief Accounting Officer, Vice President/Human Resources, Vice President/Investor Relations and Corporate Communications, and Vice President/Strategic & Financial Planning. He began his career with KPMG LLP and was the director of financial planning for Republic Financial Services before joining Belo in 1992. Mr. Hendrickson received a BBA in Accounting from Baylor University and a Master of Business Administration in Finance from the University of Texas in Arlington.

The descriptions of the Employment Agreement with Mr. Hendrickson and the consulting agreement with Mr. McAfee are incorporated by reference into this Item 5.02.

On September 22, 2020, the Company issued a press release announcing the changes in management. A copy of the press release is filed herewith as Exhibit 99.1.

ITEM  9.01         FINANCIAL STATEMENTS AND EXHIBITS

Exhibits Description of Exhibits
10.1+*	Employment Agreement by and between the Company and Carey P. Hendrickson dated effective November 9, 2020.
10.2+*	Consulting Agreement by and between the Company and Lawrance W. McAfee dated effective December 9, 2020.
99.1.	Press release announcing management changes dated September 22, 2020.

* Filed herewith.

+ Management contract or compensatory plan or arrangement.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. PHYSICAL THERAPY, INC.

Dated: September 23, 2020	By:	/s/ LAWRANCE W. MCAFEE
Lawrance W. McAfee
Chief Financial Officer
(duly authorized officer and principal financial and accounting officer)